UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2016, Tommie W. Grainger and Gywn M. McCutchen resigned from their positions as directors of HCSB Financial Corporation (the “Company”) and Horry County State Bank (the “Bank”). Mr. Grainger’s and Mr. McCutchen’s decisions to resign from the boards of directors were for personal reasons and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. Grainger’s and Mr. McCutchen’s many years of dedicated service to the Company and the Bank.

Item 8.01. Other Events.

On May 4, 2016, the Company issued a press release announcing that it has filed a registration statement with the Securities and Exchange Commission with respect to its previously announced follow-on offering of common stock. A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.  The information in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: May 4, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated May 3, 2016